UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 9, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On January 9, 2009, Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), pursuant to a subscription agreement with F3 Capital, a Cayman Islands exempted company (“F3 Capital”), issued and sold 5,517,241 of the Company’s ordinary shares, par value $.001 per share (the “Ordinary Shares”), in consideration for $8,000,000.  The proceeds of the offering will primarily be used to fund the Company’s portion of the collateral for a performance bond and for general corporate purposes. F3 Capital is wholly-owned by Hsin Chi Su, a director of the Company.

The Ordinary Shares were offered by the Company and no commission or similar remuneration was paid in connection with the sale.  F3 Capital represented that it was an “accredited investor” and was acquiring these securities for its own account, for investment purposes only and acknowledged that the Ordinary Shares were not registered under Federal or State securities laws and could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration.  In addition, each certificate evidencing the Ordinary Shares bears or will bear a legend describing the restrictions on transferability under applicable law.  No general solicitation or advertising was used in connection with this offering.  The Ordinary Shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by reference to the subscription agreement, which is filed as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Subscription Agreement between F3 Capital and Vantage Drilling Company dated January 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 2009

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Subscription Agreement between F3 Capital and Vantage Drilling Company dated January 9, 2009